UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   December 10, 2002

DDi Corp.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	000-30241 (Commission File Numbers)	06-1576013 (I.R.S. Employer Identification Nos.)

1220 Simon Circle, Anaheim, CA (Address of principal executive offices)	92806 (Zip Code)

Registrant’s telephone number, including area code         (714) 688-7200

Not Applicable
(Former name or former address, if changed since last report)

Item 5.    Other Events.

On December 10, 2002, DDi Corp. (the “Company”) announced that its common stock would begin trading on The Nasdaq SmallCap Market effective with the opening of the market on Wednesday, December 11, 2002. The Company’s press release dated December 10, 2002 announcing the transfer to the SmallCap Market listing is filed as Exhibit 99.1 hereto and is incorporated by reference.

Item 7.    Exhibits.

(c)  Exhibits

Exhibit No.	Description
99.1	Press Release dated as of December 10, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, DDi Corp. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DDi CORP.
Date: December 10, 2002
	By:	/s/ JOSEPH P. GISCH
Joseph P. Gisch Chief Financial Officer, Secretary and Treasurer

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